SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2026

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Section 3.2 of the Bylaws of Union Bankshares, Inc. (the “Company”) provides, in pertinent part, that no individual may be elected, re-elected or appointed to the Board of Directors (the “Board”) after reaching his or her 72nd birthday. Accordingly, Board Chair Neil J. Van Dyke, age 72, will not stand for re-election to the Board at the Company’s 2026 annual meeting of shareholders. In view of the Board Chair’s upcoming retirement and, as previously reported, the pending transition in the Company’s executive management with the retirement of current President and Chief Executive Officer David Silverman in July and the hiring of Jeffrey Weidley to succeed him, on March 18, 2026 the Board decided that Mr. Silverman should assume the position of Board Chair following Mr. Van Dyke’s retirement. The Board has concluded that Mr. Silverman, with his deep knowledge of the Company’s banking business, operations and markets, is best suited to lead the Board at this time.

As Mr. Silverman would not be considered an independent director under Nasdaq listed company rules, the Board has designated Vice Chair Timothy Sargent to serve as the Lead Independent Director.

It is expected that Mr. Silverman’s appointment as Board Chair and Mr. Sargent’s appointment as Lead Independent Director will be formalized by the Board at its annual organizational meeting following the annual meeting of shareholders and will take effect at that time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

March 24, 2026	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

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